Exhibit 99.1

Modiv Industrial To Report
Fourth Quarter 2024 Results on March 4, 2025

DENVER, CO, February 4, 2025--Modiv Industrial, Inc. (“Modiv” or the “Company”) (NYSE:MDV), the only public REIT exclusively focused on acquiring industrial manufacturing real estate properties, today announced that it will report financial results for the quarter and year ended December 31, 2024 before the market opens on Tuesday, March 4, 2025. Management will host a conference call the same day at 11:00 a.m. Eastern Time to discuss the results.

Live conference call: 1-877-407-0789 or 1-201-689-8562 at 11:00 a.m. Eastern Time, Tuesday, March 4.

Webcast: To listen to the webcast, either live or archived, use this link
https://viavid.webcasts.com/starthere.jsp?ei=1707091&tp_key=90a8b3a220 or visit the investor relations page of Modiv’s website at www.modiv.com.

About Modiv Industrial

Modiv Industrial, Inc. is an internally managed REIT that is focused on single-tenant net-lease industrial manufacturing real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. For more information, please visit: www.modiv.com.

Inquiries:
management@modiv.com

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